Exhibit 10.10

                              SETTLEMENT AGREEMENT


                  This SETTLEMENT AGREEMENT ("Agreement"), dated as of May [15], 1998, is made and entered into between WTD Industries, Inc., an Oregon corporation (the "Company"), and Bruce L. Engel ("Engel").

                                    RECITALS:
                                    --------

                A. Engel serves as a director and as President of the Company.

                B. Engel and the Company are involved in a number of disputes, including without limitation claims by Engel against the Company for breach of contract, breach of fiduciary duty and interference with contract.

                C. Engel has agreed to resign as a director of the Company and to resign from all positions with the Company and its subsidiaries and affiliates.

                D. The Board of Directors of the Company has resolved to accept Engel's resignation as provided in this Agreement and has offered Engel certain incentives in connection with the resolution of the disputes between the parties.

                E. Engel has elected to accept such incentives on the terms and conditions set forth in this Agreement.

                THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:


                                   AGREEMENT:
                                   ---------

                1. Resignation. Engel shall resign as a director of the Company and all committees of the Board of Directors, and shall resign from all positions with the Company, its subsidiaries and affiliates, and from all positions in which Engel was serving as director, officer, employee or agent at the request of the Company, including service with respect to employee benefit plans. Such resignations shall be voluntary resignations and shall be submitted to the Board of Directors by Engel in a writing of even date herewith in the form of Exhibit A to this Agreement. Such resignations shall be effective upon acceptance by the Board of Directors of the



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Company subsequent to the date of this Agreement and on or before July 15, 1998
(the date of such acceptance being the "Termination Date"). The Board of Directors shall notify Engel in writing of the acceptance of his resignation.

                2. Duties of Engel Pending Acceptance of Resignation. From and after the date of this Agreement and continuing until the Termination Date, Engel shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company in his capacity as President and shall receive his current salary and his current benefits as in effect on the date of this Agreement to and including July 15, 1998. During such time, Engel shall assist in the transition of the duties of the President and of operations to successor management and shall devote particular attention to resolution of creditor and auditor matters. The Company and Engel agree to cooperate in the preparation of a mutually acceptable press release announcing Engel's departure from the Company.

                3.      Effect of Resignation.

                        (a) On the Termination Date, Engel shall repay to the Company all amounts borrowed from the Company, if any, and Engel shall be reimbursed by the Company for all travel and other expenses upon presentation of appropriate receipts therefor and be paid for all vacation time accrued but not taken as of the Termination Date in accordance with the Company's standard policies for salaried corporate officers.

                        (b) On the Termination Date, Engel shall surrender to the Company all Company property in Engel's possession or under Engel's custody or control, including but not limited to all keys, electronic access cards, business records, memoranda, letters, books, papers, reports, accountings and data, whether in written or electronic form, all automobiles and all other personal property, all of which shall remain the property of the Company (other than Engel's laptop computer and printer, office furniture, and one secretarial desk and computer) and Engel shall thereafter not enter upon any Company premises other than as an invitee. All life insurance, disability insurance, club memberships, or other perquisites or benefits of whatever kind or nature, other than as provided in



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                Sections 4(c) and 4(d) below, shall cease to be provided at
                Company expense on the Termination Date, but Engel may enjoy the benefit thereof through the next succeeding renewal date to the extent such benefits have been prepaid by the Company.


                4. Settlement Payment. In consideration of the covenants and releases contained herein, the Company agrees to pay Engel as follows:

                        (a) The Company shall pay Engel $300,000 in cash upon the execution of this Agreement by Engel;

                        (b) The Company shall pay Engel $100,000 in cash on the Termination Date;

                        (c) The Board of Directors shall authorize and direct the appropriate officer of the Company to enter into amendments to the stock option agreements between the Company and Engel to extend the exercise period of all stock options held by Engel on the Termination Date under the Company's Amended and Restated 1986 Stock Option Plan and 1996 Stock Option Plan to and including the second anniversary of the Termination Date; and

                        (d) The Company shall continue to furnish to Engel all group health care benefits as are provided by the Company to Engel on the date of this Agreement (or such group health care benefits as are provided by any successor plan adopted by the Company) by paying Engel's COBRA premiums for the period from the Termination Date to and including the first anniversary of the Termination Date.

The Company shall withhold all taxes on all salary payments through the Termination Date in accordance with all applicable federal, state and local laws. Engel shall be responsible for all taxes, if any, on all settlement payments set forth in Sections 4(a) and 4(b) above. Attached as Exhibit B to this Agreement and incorporated by reference is a copy of a letter from Engel's accountant representing that, because of Engel's present tax circumstances, Engel's receipt of



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these payments from the Company will not result in Engel's having to pay any taxes to any federal or state taxing authorities. Engel agrees that he will defend, indemnify and hold harmless all the persons and entities released in
Section 6 below from any claims relating to any tax liability arising out of any payments made under Section 4 of this Agreement.

                5.      Certain Agreements of the Company and Engel.

                        (a) Confidential Information. Engel acknowledges that all information pertaining to affairs, business, or customers of the Company or any of its subsidiaries or affiliates, as such information may exist on the Termination Date, is confidential information and is a unique and valuable asset of the Company. Engel shall not, until such information becomes public by lawful means, divulge to any person, firm, association, corporation or governmental agency, any information concerning the affairs, business, or customers of the Company (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Company, whether made by Engel or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Company. No copies thereof shall be made which are not retained by the Company, and Engel agrees on demand of the Company to deliver the same to the Company.

                        (b) Non-Solicitation. Engel shall not, until the first anniversary of the Termination Date, induce or solicit, directly or indirectly, any employee of the Company, its subsidiaries or affiliates to leave his/her employment, nor shall Engel at any time interfere with the relationship between the Company, its subsidiaries or affiliates and its or their employees.

                        (c) Non-Disparagement. The Company and Engel shall not make any malicious, disparaging or false statements or remarks about each other and shall refrain from making any negative statements to third parties regarding each other



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                or any statements which could be construed as having or causing a diminishing effect on the Company's or Engel's respective reputations, goodwill or business.

                6. Release. Engel and the Company hereby mutually release each other and their respective subsidiaries, affiliates, officers, directors, shareholders, employees, insurers, attorneys, agents, heirs, successors and assigns, from any and all liability, damages, suits, demands, claims and causes of action of any kind whatsoever, whether known or unknown, liquidated or unliquidated, contingent or fixed, direct or indirect, whether in tort, contract or based on statute, which they now have, ever had or may hereafter have or claim to have, which are or may be based in whole or in part upon, or may be due to or arise out of, or are or may be related to any action, transaction, agreement, occurrence or event on or prior to the date of this Agreement, including, but not limited to, claims relating to Engel's employment or association with the Company or the termination thereof, except that the Company does not release Engel from any claims arising out of any criminal act, if any, committed by Engel during his employment with the Company (the parties know of no such criminal act at this time). This release specifically includes, but is not limited to, all claims for relief or remedy under any state or federal laws, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Post-Civil War Civil Rights Act (42 U.S.C. ss.ss. 1981 - 1988), the Equal Pay Act, the Age Discrimination in Employment Act ("ADEA"), the Rehabilitation Act of 1973, the Vietnam Era Veteran's Readjustment Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, Executive Order 11246, all as amended, the civil rights, employment and labor laws of the State of Oregon, and the law of any other state. This release does not apply to claims under the ADEA that may arise after the date of this Agreement. Similarly, it does not apply to Engel's stock options, any existing officer or director indemnification agreement with the Company, his rights under any applicable officers and directors liability insurance, or the obligations of Larry Black and Quinault Corporation contained in the agreement among Engel, the Company, Larry Black and Quinault Coporation dated June 10, 1997 (except for the obligation under Section 3 thereof, which Engel does release), or to the obligations to be performed under this Agreement.

                In accordance with the Older Workers' Benefit Protection Act ("Act"), Engel acknowledges that he has been advised to consult and has in fact consulted an attorney prior to executing this Agreement, that he is aware of, and waives, all rights and claims he may be entitled

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to under the ADEA (other than those rights or claims that may arise after this
Agreement is executed) and the Act and that he will receive additional compensation to which he would not otherwise be entitled as consideration for executing this Agreement. Engel acknowledges that he has been given a period of at least 21 days to consider the offer contained in this Agreement. Engel further acknowledges that he has a period of seven days immediately following the execution of this Agreement in which he may revoke it by giving written notice to the Company and by returning to the Company any payments made under this Agreement either by returning the unnegotiated check(s) or, in the alternative, by delivering a cashier's check or money order in a sum equal to the total dollar amount of such check(s). In the event Engel does not revoke this Agreement, it shall become effective on the eighth day following execution by Engel.

                7. Covenant Not to Sue. Engel and the Company agree that they will not, for themselves or on behalf of any other person or entity, bring, commence, institute, maintain, prosecute or voluntarily aid any action at law or in equity or otherwise prosecute or sue any of the parties released by this Agreement, either affirmatively or by way of cross-complaint, defense or counterclaim, or in any other manner with respect to the claims released herein.

                8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon.

                9. Entire Agreement. This Agreement is an integrated agreement which constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, representations, or understandings, written or oral, with respect to the subject matter. The parties further acknowledge that the terms of this Agreement are contractual and not mere recitals.

                10. Severability. In the event any provisions of this Agreement is found to be unenforceable, the parties intend that the remainder of the Agreement be given full force and effect.

                11. Fees and Expenses. In any action to enforce or for breach of any of the terms of this Agreement, the prevailing party shall be entitled to an award of all reasonable attorney fees and costs, including fees and costs at trial or on appeal of any such action.



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                12.   Section  Headings.  The section headings  contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.


                                           WTD Industries, Inc.


                                           /s/ Robert J. Riecke
                                           ------------------------------------
                                           Robert J. Riecke
                                           Vice President-Administration,
                                             General Counsel, and Secretary

                                           Dated:    May 22, 1998
                                                 ------------------------------

                                           /s/ Bruce L. Engel
                                           ------------------------------------
                                           Bruce L. Engel

                                           Dated:     May 22, 1998
                                                 ------------------------------


























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